SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
                                 (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
               Securities Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant [x]
Filed by a Party other than the Registrant [_]

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[_]  Definitive Additional Materials              by Rule 14a-6(e)(2))
[_]  Soliciting Material Pursuant to
     Rule 14a-11(c) or Rule 14a-12

                                 Candie's, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


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


                                 CANDIE'S, INC.
                               400 Columbus Avenue
                          Valhalla, New York 10595-1335


                                                                   July 18, 2000


Dear Fellow Stockholders:

     You are cordially invited to attend the Annual Meeting of Stockholders which will be held on Friday, August 18, 2000, at 9:30 A.M., at the offices of the Company, 400 Columbus Avenue, Valhalla, New York 10595-1335.

     The Notice of Annual Meeting and Proxy Statement, which follow, describe the business to be conducted at the meeting.

     Whether or not you plan to attend the meeting in person, it is important that your shares be represented and voted. After reading the enclosed Notice of Annual Meeting and Proxy Statement, please complete, sign, date and return your proxy card in the envelope provided. If the address on the accompanying material is incorrect, please advise our Transfer Agent, Continental Stock Transfer & Trust Company, in writing, at 2 Broadway, New York, New York 10004.

     Your vote is very important, and we will appreciate a prompt return of your signed proxy card. We hope to see you at the meeting.

                                                         Cordially,

                                                         Neil Cole
                                                         Chairman of the Board,
                                                         President and
                                                         Chief Executive Officer

                                 CANDIE'S, INC.
                               400 Columbus Avenue
                          Valhalla, New York 10595-1335


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON AUGUST 18, 2000


To the Stockholders of CANDIE'S, INC.:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Candie's, Inc. (the "Company") will be held on Friday, August 18, 2000, at 9:30 A.M. at the Company's offices at 400 Columbus Avenue, Valhalla, New York 10595-1335, for the following purposes:

     1. To elect five directors to hold office until the next Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified;

     2.   To approve the Company's 2000 Stock Option Plan; and

     3. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

     Only stockholders of record at the close of business on June 30, 2000 are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof.

                                             By Order of the Board of Directors,

                                             Neil Cole
                                             Chairman of the Board, President
                                             and Chief Executive Officer

July 18, 2000
------------------------------------------------------------------------------
IF YOU DO NOT EXPECT TO BE PRESENT AT THE MEETING:

PLEASE FILL IN, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED FOR THAT PURPOSE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. THE PROXY MAY BE REVOKED AT ANY TIME PRIOR TO EXERCISE, AND IF YOU ARE PRESENT AT THE MEETING YOU MAY, IF YOU WISH, REVOKE YOUR PROXY AT THAT TIME AND EXERCISE THE RIGHT TO VOTE YOUR SHARES PERSONALLY.
------------------------------------------------------------------------------

                                 PROXY STATEMENT

                                 CANDIE'S, INC.

                         ANNUAL MEETING OF STOCKHOLDERS

                          TO BE HELD ON AUGUST 18, 2000


     This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of CANDIE'S, INC. (the "Company") for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on August 18, 2000, including any adjournment or adjournments thereof, for the purposes set forth in the accompanying Notice of Meeting.

     Management intends to mail this proxy statement and the accompanying form of proxy to stockholders on or about July 18, 2000.

     Proxies in the accompanying form, duly executed and returned to the management of the Company and not revoked, will be voted at the Annual Meeting. Any proxy given pursuant to such solicitation may be revoked by the stockholder at any time prior to the voting of the proxy by a subsequently dated proxy, by written notification to the Secretary of the Company, or by personally withdrawing the proxy at the meeting and voting in person.

     The address and telephone number of the principal executive offices of the Company are:

                     400 Columbus Avenue
                     Valhalla, New York 10595-1335
                     Telephone No.: (914) 769-8600

                       OUTSTANDING STOCK AND VOTING RIGHTS

     Only stockholders of record at the close of business on June 30, 2000 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were issued and outstanding 18,028,602 shares of the Company's common stock, $.001 par value per share (the "Common Stock"), the Company's only class of voting securities. Each share of Common Stock entitles the holder to one vote on each matter submitted to a vote at the Annual Meeting.


                                VOTING PROCEDURES

     The directors will be elected by the affirmative vote of the holders of a plurality of the shares of Common Stock present in person or represented by proxy at the Annual Meeting, provided a quorum is present. All other matters at the meeting, including approval of the adoption of the Company's 2000 Stock Option Plan, will be decided by the affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the matter, provided a quorum is present. A quorum is present if at least a majority of the shares of Common Stock outstanding as of the Record Date are present in person or represented by proxy at the Annual Meeting. Votes will be counted and certified by one or more Inspectors of Election who are expected to be employees of the Company. In accordance with Delaware law, abstentions and "broker non-votes" (i.e., proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owner or other person entitled to vote shares as to a matter with respect to which the brokers or nominees do not have discretionary power to vote) will be treated as present for purposes of determining the presence of a quorum. For purposes of determining approval of a matter presented at the meeting, abstentions will be deemed present and entitled to vote and will, therefore, have the same legal effect as a vote "against" a matter presented at the meeting. Broker non-votes will be deemed not entitled to vote on the subject matter as to which the non-vote is indicated and will, therefore, have no legal effect on the vote on that particular matter.

     Proxies will be voted in accordance with the instructions thereon. Unless otherwise stated, all shares represented by a proxy will be voted as instructed. Proxies may be revoked as noted above.


                                   PROPOSAL 1
                              ELECTION OF DIRECTORS

     At the Annual Meeting, five (5) directors will be elected to hold office for a term expiring at the 2001 Annual Meeting of Stockholders. Each director will be elected to serve until a successor is elected and qualified or until the director's earlier resignation or removal.

     At the Annual Meeting, proxies granted by stockholders will be voted individually for the election, as directors of the Company, of the persons listed below, unless a proxy specifies that it is not to be voted in favor of a nominee for director. In the event any of the nominees listed below is unable to serve, it is intended that the proxy will be voted for such other nominees as are designated by the Board of Directors. Each of the persons named below has indicated to the Board of Directors of the Company that he will be available to serve.

     Name                  Age           Position

     Neil Cole             43            Chairman of the Board,
                                         President and Chief Executive Officer
     Barry Emanuel         58            Director
     Mark Tucker           52            Director
     Steven Mendelow       57            Director
     Peter Siris           55            Director

     Neil Cole has been Chairman of the Board, President and Chief Executive Officer of the Company since February 23, 1993. From February through April 1992, Mr. Cole served as director and as acting President of the Company. Mr. Cole has also served as Chairman of the Board, President, Treasurer and a director of New Retail Concepts, Inc. ("NRC"), a public company engaged in the manufacture, distribution and sales of various fashion items and the licensing and sublicensing of certain fashion trademarks, since its inception in April 1985 until August 1998 when it was merged into the Company.

     Barry Emanuel has been a director of the Company since May 1993. For more than the past five years, Mr. Emanuel has served as President of Copen Associates, Inc., a textile manufacturer located in New York, New York.

     Mark Tucker has been a director of the Company since May 1996. From August 1993 to the present, Mr. Tucker has been a principal of Mark Tucker, Inc., a family owned business engaged in the design and import of shoes. Mr. Tucker has also been affiliated with Redwood Shoe Corp. ("Redwood"), a manufacturer and distributor of footwear, since June 1993. From December 1992 to August 1993, he was an independent consultant to the shoe industry. From July 1992 to December 1992, Mr. Tucker was employed as Director of Far East Shoe Wholesale Operations for United States Shoe Far East Limited, a subsidiary of U.S. Shoe Corp. For more than five years prior to July 1992, Mr. Tucker was a principal of Mocambo Ltd., a family owned shoe design and import company.

     Steven Mendelow has been a director of the Company since December 1999 and has been a principal with the accounting firm of Konigsberg Wolf & Co. and its predecessor, which is located in New York, New York, since 1972. Mr. Mendelow was a director of NRC from April 1, 1992 until NRC merged into the Company in August 1998.

     Peter Siris has been a director of the Company since March 2000 and has been active in the apparel, retail and financial industries for over 25 years. During the past two years, Mr. Siris has been the Managing Director of Guerrilla Capital Management, while completing his best selling book, "Guerilla Investing", and working as a columnist for the "New York Daily News". Between 1995 and 1997, he served as Senior Vice President of Warnaco, Inc. and Director of Investor Relations of Authentic Fitness Corporation and Senior Vice President of ABN-Amro Incorporated. Between 1970 and 1995, Mr. Siris served as Managing Director of Union Bank of Switzerland, Securities, Executive Vice President and Director of The Buckingham Research, Executive Vice President and Director of Sirco International Corporation, President of MERIC, Inc. and President of Urban Innovations, Inc. Mr. Siris, who earned his MBA from Harvard University, is also an expert on trade in China and authored a novel on that subject, entitled "The Peking Mandate".

     All nominees are presently members of the Company's Board of Directors.

                               BOARD OF DIRECTORS

     During the fiscal year ended January 31, 2000 ("Fiscal 2000"), the Board of Directors held eight meetings. In addition, the Board took action by unanimous written consent in lieu of meetings. The Company does not have standing nominating or compensation committees of the Board of Directors or committees performing similar functions.

     The Company has an audit committee of the Board of Directors consisting of Messrs. Emanuel and Tucker. The audit committee, among other things, recommends the firm to be appointed as independent accountants to audit the Company's financial statements, reviews significant accounting and reporting issues and developments, reviews and discusses the scope and results of each audit with the independent accountants, reviews with management and the independent accountants the Company's interim and year-end operating results and considers the adequacy of the internal accounting controls and audit procedures of the Company. The audit committee may also conduct inquiries into the Company's operations, including, without limitation, inquiries to ensure compliance with applicable laws, securities rules and regulations and accounting standards. The audit committee held one meeting during Fiscal 2000.

Compensation of Directors

     During Fiscal 2000, Messrs. Cole, Emanuel and Tucker and Mr. Lawrence O'Shaughnessy, a former director of the Company, each received a total of $12,500 in cash compensation for attending board meetings.

     Under the Company's 1989 Stock Option Plan (the "1989 Plan"), non-employee directors (other than non-employee directors who are members of any stock option committee that may be appointed by the Company's Board of Directors to administer the 1989 Plan) are eligible to be granted non-qualified stock options and limited stock appreciation rights. No stock appreciation rights have been granted under the 1989 Plan. Under the Company's 1997 Stock Option Plan (the "1997 Plan"), non-employee directors are eligible to be granted incentive stock options or non-qualified stock options.

     The Company's Board of Directors or the stock option committee of the 1989 Plan or the 1997 Plan, if one is appointed, has discretion to determine the number of shares subject to each non-qualified option (subject to the number of shares available for grant under the 1989 Plan or the 1997 Plan, as applicable), the exercise price thereof (provided such price is not less than the par value of the underlying shares of the Company's Common Stock), the term thereof (but not in excess of 10 years from the date of grant, subject to earlier termination in certain circumstances), and the manner in which the option becomes exercisable (amounts, intervals and other conditions). No non-qualified options were granted to non-employee directors under the 1989 Plan or under the 1997 Plan during Fiscal 2000.

                               EXECUTIVE OFFICERS

     The executive officers of the Company, their positions with the Company and certain other information, as of the Record Date, are set forth below:

     Name                     Age     Position

     Neil Cole                43      Chairman of the Board,
                                      President and Chief Executive Officer

     Richard Danderline       46      Executive Vice President of Operations and
                                      Finance

     Deborah Sorell Stehr     38      Senior Vice President,
                                      Secretary and General Counsel

     John M. Needham          45      Vice President of Finance,
                                      Principal Finance and Accounting Officer

     Richard Danderline joined the Company in June 2000 as Executive Vice President of Operations and Finance. Prior to joining the Company, since December 1987, Mr. Danderline served as Vice President, Treasurer and Chief Financial Officer of AeroGroup International, Inc., a company engaged in the business of designing, selling and marketing footwear ("AeroGroup"), where he was responsible for finance and operations. Prior to AeroGroup, he served as Vice President and Chief Financial Officer of Kenneth Cole Productions, Inc. Mr. Danderline's experience also includes serving as Vice President and Controller of Energy Assets International, Inc. and serving as Vice President and Controller of XOIL Energy Resources, Inc. Mr. Danderline is a Certified Public Accountant and began his career with the accounting firm of Touche Ross & Co., predecessor of Deloitte & Touche LLP.

     Deborah Sorell Stehr joined the Company in December 1998 as Vice President and General Counsel and was promoted to Senior Vice President in November 1999. From September 1996 to December 1998, Ms. Sorell Stehr was Associate General Counsel of Nine West Group Inc. ("Nine West"), a women's' footwear corporation with approximately $2.0 billion in sales, where Ms. Sorell Stehr was primarily responsible for overseeing legal affairs relating to domestic and international contracts, intellectual property, licensing, general corporate matters, litigation and claims. Prior to joining Nine West, Ms. Sorell Stehr practiced law for nine years at private law firms in New York City and Chicago in the areas of corporate law and commercial litigation.

     John M. Needham joined the Company in January 2000 as Vice President of Finance. For the one and one-half years prior to joining the Company, Mr. Needham served as Vice President and Controller of Aerosoles Group, Inc., a company engaged in the business of designing, selling and marketing footwear. For the decade prior to that time, Mr. Needham acted as Vice President and Controller of Grand Union Company. Mr. Needham is a CPA and a licensed attorney.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors, and persons who beneficially own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC"). Officers, directors and greater than 10% owners are required by certain SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on the Company's review of the copies of such forms received by it, the Company believes that during Fiscal 2000, filing requirements applicable to its officers, directors and 10% holders of Common Stock were complied with, except that (i) Mr. Cole failed to timely file a Form 4 report in November and December 1999 with respect to new grants of options to purchase 400,000 and 10,000, respectively, shares of the Company's Common Stock, (ii) Mr. Needham failed to timely file a Form 3 report in January 2000 when he became an executive officer of the Company and (iii) Mr. Mendelow and Mr. Siris failed to timely file a Form 3 report in December 1999 and March 2000, respectively, when they became directors of the Company.

                                   PROPOSAL 2

                     APPROVAL OF THE 2000 STOCK OPTION PLAN

     At the Annual Meeting, the Company's stockholders will be asked to approve the adoption of the Company's 2000 Stock Option Plan (the "2000 Plan).

     On July 18, 2000, the Board of Directors adopted, subject to stockholder approval, the 2000 Plan. The Board believes that, to enable the Company to continue to attract and retain personnel of the highest caliber, provide incentive for officers, directors, key employees and other key persons and to promote the well-being of the Company, it is in the best interest of the Company and its stockholders to provide to officers, directors, key employees, consultants and other independent contractors who perform services for the Company, through the granting of stock options, the opportunity to participate in the value and/or appreciation in value of the Company's Common Stock. The Board has found that the grant of options under the 1989 and 1997 Plans have proven to be a valuable tool in attracting and retaining key employees. Since there are no options remaining under the 1989 and 1997 Plans, the Board believes that the 2000 Plan (a) will provide the Company with significant means to attract and retain talented personnel, (b) will result in saving cash, which otherwise would be required to maintain current key employees and adequately attract and reward key personnel, and (c) consequently, will prove beneficial to the Company's ability to be competitive.

     To date, no options have been granted under the 2000 Plan. If the 2000 Plan is approved by the stockholders, options to purchase up to 2,000,000 shares of the Company's Common Stock may be granted under the 2000 Plan, the timing and specific terms of which cannot be determined at this time.

     The following summary of the 2000 Plan does not purport to be complete, and is subject to and qualified in its entirety by reference to the full text of the 2000 Plan, set forth as Exhibit "A" hereto.

Summary of the 2000 Plan

     The 2000 Plan authorizes the granting of options to purchase up to 2,000,000 shares of Common Stock, subject to adjustment as described below. All employees, directors, independent agents, consultants and attorneys of the Company, including those of the Company's subsidiaries, are eligible to be granted Non-Qualified Stock Options (as defined below) under the 2000 Plan. Incentive Stock Options (as defined below) may be granted only to employees of the Company or any subsidiary of the Company.

     The 2000 Plan can be administered by the Board of Directors (the "Board") or a stock option committee (the "Committee") consisting solely of two or more members of the Board of Directors appointed by the Board. The Board or the Committee will determine, among other things, the persons to whom options will be granted, the type of options to be granted, the number of shares subject to each option and the share price. The Board or the Committee will also determine the term of each option, the restrictions or limitations thereon, and the manner in which each such option may be exercised. Unless sooner terminated, the 2000 Plan will expire at the close of business on July 17, 2010.

     The 2000 Plan provides for the grant of "incentive stock options" ("Incentive Stock Options"), as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and for options not qualifying as Incentive Stock Options ("Non-Qualified Stock Options"). The Board or the Committee, as the case may be, shall determine those persons to whom stock options may be granted.

     Incentive Stock Options granted pursuant to the 2000 Plan are nontransferable by the optionee during his lifetime. Options granted pursuant to the 2000 Plan will expire if not exercised within 10 years of the grant (five years in the case of Incentive Stock Options granted to an eligible employee owning stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or a parent or subsidiary of the Company immediately before the grant ("10% Stockholder")), and under certain circumstances set forth in the 2000 Plan, may be exercised within three (3) months following termination of employment (one year in the event of death of the optionee). Options may be granted to optionees in such amounts and at such prices as may be determined, from time to time, by the Board or the Committee. The exercise price of an Incentive Stock Option will not be less than the fair market value of the shares underlying the option on the date the option is granted, provided, however, that the exercise price of an Incentive Stock Option granted to a 10% Stockholder may not be less than 110% of such fair market value. The exercise price of Non-Qualified Stock Options is within the discretion of the Board or the Committee and may be any price not less than the par value of the shares underlying the option.

     Under the 2000 Plan, the maximum aggregate number of shares as to which options may be granted to any optionee who is an employee of the Company is 1,500,000. Moreover, the Company may not, in the aggregate, grant Incentive Stock Options that are first exercisable by any optionee during any calendar year (under all such plans of the optionee's employer corporation and its "parent" and "subsidiary" corporations, as those terms are defined in Section 424 of the Code) to the extent that the aggregate fair market value of the underlying stock (determined at the time the option is granted) exceeds $100,000.

     The 2000 Plan contains anti-dilution provisions authorizing appropriate adjustments in certain circumstances. Shares of Common Stock subject to options which expire without being exercised or which are cancelled as a result of the cessation of employment are available for further grants. No shares of Common Stock of the Company may be issued to any optionee until the full exercise price has been paid. The Board of Directors or the Committee, as the case may be, may grant individual options under the 2000 Plan with more stringent provisions than those specified in the 2000 Plan.

     Options become exercisable in such amounts, at such intervals and upon such terms and conditions as the Board of Directors or the Committee provide, as the case may be. Stock options granted under the 2000 Plan are exercisable until the earlier of (i) a date set by the Board of Directors or Committee, as the case may be, at the time of grant or (ii) the close of business on the day before the tenth anniversary of the stock option's date of grant (the day before the fifth anniversary in the case of an Incentive Stock Option granted to a 10% Stockholder). The 2000 Plan will remain in effect until all stock options are exercised or terminated. Notwithstanding the foregoing, no options may be granted after July 17, 2010.

Certain Federal Income Tax Consequences of the 2000 Plan

     The following is a brief summary of the Federal income tax aspects of grants made under the 2000 Plan based upon statutes, regulations and interpretations in effect on the date hereof. This summary is not intended to be exhaustive, and does not describe state or local tax consequences.

     1. Incentive Stock Options. The optionee will recognize no taxable income upon the grant or exercise of an Incentive Stock Option. Upon a disposition of the shares after the later of two years from the date of grant and one year after the transfer of the shares to the optionee, (i) the optionee will recognize the difference, if any, between the amount realized and the exercise price as long-term capital gain or long-term capital loss (as the case may be) if the shares are capital assets in his or her hands; and (ii) the Company will not qualify for any deduction in connection with the grant or exercise of the options. The excess, if any, of the fair market value of the shares on the date of exercise of an Incentive Stock Option over the exercise price will be treated as an item of adjustment for his or her taxable year in which the exercise occurs and may result in an alternative minimum tax liability for the optionee. In the case of a disposition of shares in the same taxable year as the exercise where the amount realized on the disposition is less than the fair market value of the shares on the date of exercise, there will be no adjustment since the amount treated as an item of adjustment, for alternative minimum tax purposes, is limited to the excess of the amount realized on such disposition over the exercise price which is the same amount included in regular taxable income.

     If Common Stock acquired upon the exercise of an Incentive Stock Option is disposed of prior to the expiration of the holding periods described above, (a) the optionee will recognize ordinary compensation income in the taxable year of disposition in an amount equal to the excess, if any, of the lesser of the fair market value of the shares on the date of exercise or the amount realized on the disposition of the shares, over the exercise price paid for such shares; and (b) the Company will qualify for a deduction equal to any such amount recognized, subject to the requirements that the compensation be reasonable and not limited under Section 162(m) of the Code. The optionee will recognize the excess, if any, of the amount realized over the fair market value of the shares on the date of exercise, if the shares are capital assets in his or her hands, as short-term or long-term capital gain, depending on the length of time that the optionee held the shares, and the Company will not qualify for a deduction with respect to such excess.

     Subject to certain exceptions for disability or death, if an Incentive Stock Option is exercised more than three months following the termination of the optionee's employment, the option will generally be taxed as a Non-Qualified Stock Option. See "Non-Qualified Stock Options."

     2. Non-Qualified Stock Options. With respect to Non-Qualified Stock Options, (i) upon grant of the option, the optionee will recognize no income;
(ii) upon exercise of the option (if the shares are not subject to a substantial risk of forfeiture), the optionee will recognize ordinary compensation income in an amount equal to the excess, if any, of the fair market value of the shares on the date of exercise over the exercise price, and the Company will qualify for a deduction in the same amount, subject to the requirements that the compensation be reasonable and not limited under Section 162(m) of the Code; (iii) the Company will be required to comply with applicable Federal income tax withholding requirements with respect to the amount of ordinary compensation income recognized by the optionee; and (iv) on a sale of the shares, the optionee will recognize gain or loss equal to the difference, if any, between the amount realized and the sum of the exercise price and the ordinary compensation income recognized. Such gain or loss will be treated as short-term or long-term capital gain or loss if the shares are capital assets in the optionee's hands depending upon the length of time that the optionee held the shares.

Recommendation

     THE BOARD RECOMMENDS A VOTE "FOR" PROPOSAL 2.

                             EXECUTIVE COMPENSATION

     The following table discloses for Fiscal 2000 and the fiscal years ended January 31, 1999 ("Fiscal 1999") and 1998 ("Fiscal 1998"), compensation for the person that served as Chief Executive Officer during Fiscal 2000 and for those other persons that served as executive officers of the Company during Fiscal 2000 whose salaries exceeded $100,000 (collectively, the "Named Executives").

                           Summary Compensation Table

                                                                                                              Long-Term
                                                                      Annual                                Compensation
                                                                   Compensation                                Awards
                                          ---------------------------------------------------------------   ------------
                                                                                                              Securities
    Name and Principal                    Fiscal                                           Other Annual       Underlying
         Position                          Year         Salary($)        Bonus(1)($)    Compensation($)(2)    Options (3)
----------------------------------        ------        --------         ----------     -----------------    -----------
Neil Cole                                  2000          500,436             --             $  12,500          410,000
Chairman, President and Chief              1999          445,833             --                  --          1,506,124(4)
Executive Officer                          1998          395,833          308,909(5)            5,000          400,000

Deborah Sorell Stehr                       2000          132,692           25,000                --             50,000
Senior Vice President and General          1999           24,167             --                  --             30,000
Counsel

John Needham                               2000            3,923             --                  --             75,000
Vice President of Finance

Lawrence O'Shaughnessy(6)                  2000          322,144             --                12,500             --
Former Executive Vice President            1999          308,333             --                  --            370,125(7)
and Chief Operating Officer                1998          291,667           92,672(5)            5,000          100,000

Frank Marcinowski(8)                       2000          144,113           25,000                --             50,000(8)
Former Vice President and Chief            1999           62,500             --                  --             30,000(8)
Financial Officer

David Golden(9)                            2000          119,336             --                  --               --
Former Vice President and                  1999          206,250             --                  --            125,000(9)
Chief Financial Officer

----------

(1)  Represents bonuses accrued under employment agreements.

(2)  Represents amounts earned as director's fees.

(3)  On December 11, 1998, certain options were repriced to $3.50.

(4) 446,124 options of the Company's Common Stock were granted to the Named Executive for compensation for services provided to NRC prior to the merger with the Company. Also includes 10,000 options to purchase shares earned as director's fees.

(5) Based on the restatement of Fiscal 1998 results of operations, $105,500 of Mr. Cole's bonus and $31,660 of Mr. O'Shaughnessy's bonus reflected above were repaid by them to the Company.

(6)  Mr. O'Shaughnessy left the Company on March 31, 2000.

(7) 40,125 options of the Company's Common Stock were granted to the Named Executive for compensation for services provided to NRC prior to the merger with the Company. Also includes 10,000 options to purchase shares earned as director's fees.

(8) Mr. Marcinowski left the Company on January 21, 2000, and pursuant to his stock option agreement, such options expired upon his termination.

(9) Mr. Golden's employment with the Company was terminated on June 10, 1999, and pursuant to his stock option agreement, such options terminated upon his termination.

                          Option Grants in Fiscal 2000

     The following table provides information with respect to individual stock options granted during Fiscal 2000 to each of the Named Executives:

                                                  Individual Grants
                           -----------------------------------------------------------
                                               % of Total                                      Potential Realizable
                             Shares              Options                                          Value at Assumed
                           Underlying           Granted to                                     Annual Rates of Stock
                            Options            Employees in       Exercise  Expiration         Price Appreciation for
Name                        Granted             Fiscal Year        Price       Date                  Option Term
----                       ----------          ------------     ----------  ----------       -------------------------
                                                                                                5%              10%
                                                                                             ----------     ----------
Neil Cole                  400,000                 25.5%        $   1.50     11/29/04        $    --(1)     $    --(1)
                            10,000                  0.6             1.25     12/20/04             --(1)          --(1)
Deborah Sorell Stehr        50,000(2)               3.2             1.1875   11/28/09         37,340         94,626
John M. Needham             75,000(2)               4.8             0.8125   01/24/10         38,324         97,118

Frank Marcinowski          50,000(2)(3)            3.2          1.1875       11/28/09        37,340         94,626

-------
(1) Due to the fact that the exercise price exceeded the fair market value on the date of grant, the potential realizable value would not be a positive number.

(2)  These stock options were granted under the 1997 Plan.

(3) These stock options expired upon termination of Mr. Marcinowski's employment.

                    Aggregated Fiscal Year-End Option Values

     The following table sets forth information as of January 31, 2000, with respect to exercised and unexercised stock options held by the Named Executives. None of the Named Executives exercised any stock options during Fiscal 2000. On August 1, 1999, December 20, 1999, and January 13, 2000, 400,000, 10,000, and
10,125 options, respectively, owned by Neil Cole expired unexercised.

                                   Number of Securities                    Value of Unexercised In-the-
                                   Underlying Unexercised                  Money Options at January 31,
                                 Options at January 31, 2000                           2000(1)
                             ------------------------------------         --------------------------------
Name                         Exercisable            Unexercisable         Exercisable        Unexercisable
----                         -----------            -------------         -----------        -------------
Neil Cole                    2,556,833                169,167               $26,625             $ -0-
Deborah Sorell Stehr            25,000                 55,000                 -0-                 -0-
John M. Needham                    -0-                 75,000                 -0-                14,063
Lawrence O'Shaughnessy         616,758(2)              86,667(2)              -0-                 -0-
Frank Marcinowski               35,000(3)              45,000(3)              -0-                 -0-

----------
(1) An option is "in-the-money" if the year-end closing market price per share of the Company's Common Stock, as reported by NASDAQ, exceeds the exercise price of such options. The closing market price on January 31, 2000 was $1.00.

(2) Pursuant to a written agreement dated March 31, 2000, the Company has agreed to suspend the expiration dates of all of Mr. O'Shaughnessy's options pending the outcome of certain regulatory proceedings.

(3) These stock options expired upon termination of Mr. Marcinowski's employment.

Employment Contracts and Termination and Change-in-Control Arrangements

     On or about February 3, 1993, the Company entered into an employment agreement with Neil Cole for a term expiring on February 28, 2000, at an annual base salary of $400,000 for the 12 months ended February 28, 1998, $450,000 for the 12 months ended February 28, 1999, and $500,000 for the 12 months ended February 28, 2000, subject to annual increases at the discretion of the Company's Board of Directors. On or about January 27, 2000, the Company and Mr. Cole amended the employment agreement. Pursuant to the amended employment agreement, Mr. Cole serves as President and Chief Executive Officer of the Company, devoting a majority of his business time to the Company and the remainder of his business time to other business activities. Under the amended employment agreement, Mr. Cole is entitled to: (i) receive a portion of an annual bonus pool equal to 5% of the Company's annual pre-tax profits, if any, as determined by the Board of Directors; and (ii) customary benefits, including participation in management incentive and benefit plans, reimbursement for automobile expenses, reasonable travel and entertainment expenses and a life insurance policy in the amount of $1,000,000. Mr. Cole is also entitled to receive any additional bonuses as the Board of Directors may determine. Mr. Cole's amended employment agreement extends the term of his employment at his current salary through February 28, 2003. The amended employment agreement also changed the definition of the term "Change in Control", and included a provision whereby Mr. Cole would receive an amount equal to $100 less than three times his annual compensation, plus accelerated vesting or payment of deferred compensation, options, stock appreciation rights or any other benefits payable to Mr. Cole in the event that within twelve months of a "Change in Control", Mr. Cole is terminated by the Company without "Cause" or Mr. Cole terminates his agreement for "Good Reason", as such terms are defined in his employment agreement.

     The Company entered into an employment arrangement with Deborah Sorell Stehr for a term expiring on January 31, 2001, at an annual base salary of $145,000 for the period ended January 31, 2000, and $160,000 for the period ended January 31, 2001. Ms. Sorell Stehr is entitled to receive a bonus in the amount of $25,000 for each year that she is employed. Ms. Sorell Stehr is also entitled to customary benefits, including participation in management incentive and benefit plans, reimbursement for automobile expenses, reasonable travel and entertainment expenses and a life insurance policy in an amount equal to her annual base salary. On or about January 27, 2000, the Company amended Ms. Sorell Stehr's employment agreement to extend her term at her current salary through February 28, 2003. The amendment also changed the definition of the term "Change in Control" and added a provision whereby Ms. Sorell Stehr would receive an amount equal to $100 less than three times her annual compensation, plus accelerated vesting or payment of deferred compensation, options, stock appreciation rights or any other benefits payable to Ms. Sorell Stehr in the event that within twelve months of a "Change in Control", Ms. Sorell Stehr is terminated by the Company without "Cause" or Ms. Sorell Stehr terminates her agreement for "Good Reason" as such terms are defined in her employment agreement.

     On or about January 24, 2000, the Company entered into an employment agreement with John Needham for a term expiring on January 26, 2001, at an annual base salary of $170,000, plus a signing bonus of $10,000. Mr. Needham's annual bonus will be in the discretion of the Company. Mr. Needham is also entitled to customary benefits, including participation in management incentive and benefit plans, reimbursement for automobile expenses, reasonable travel and entertainment expenses and a life insurance policy in an amount equal to his annual base salary. Mr. Needham's agreement also contains a "Change of Control" provision permitting him to terminate the agreement for "Good Reason" upon such an event.

     On May 19, 2000, the Company entered into an employment agreement with Richard Danderline for a term expiring on June 25, 2002, at an annual base salary of $200,000 for the 12 months ended June 25, 2001, and $225,000, thereafter. Under the agreement, Mr. Danderline is entitled to a bonus, plus customary benefits, including participation in management incentive and benefit plans, reimbursement for automobile expenses and a life insurance policy. Mr. Danderline's agreement also contains a provision which automatically accelerates the vesting of stock options held by him upon a "Change of Control."

     On or about April 1, 1995, the Company entered into an amended employment agreement with Mr. O'Shaughnessy for a term expiring on March 31, 2000, at an annual base salary of $300,000 for the 12 months ended March 31, 1998, and $350,000, thereafter, subject to annual increases at the discretion of the Company's Board of Directors. Under the amended agreement, Mr. O'Shaughnessy was entitled to a bonus, plus customary benefits, including participation in management incentive and benefit plans, reimbursement for automobile expenses, reasonable travel and entertainment expenses and a life insurance policy in an amount equal to his annual base salary. Mr. O'Shaughnessy's agreement expired on March 31, 2000, and was not renewed, and he is no longer employed by the Company. Pursuant to a written agreement dated March 31, 2000, the Company has agreed to suspend the expiration dates of all of Mr. O'Shaughnessy's options pending the outcome of certain regulatory proceedings.

     On or about April 26, 1998, the Company entered into an employment arrangement with Frank Marcinowski at an annual base salary of $140,000 and a bonus at the discretion of the Board. Mr. Marcinowski's employment agreement was terminated on or about January 21, 2000, and he is no longer employed by the Company.

     The Company entered into an employment agreement, as of March 1, 1998, with David Golden which provided for his employment as Senior Vice President-Chief Financial Officer at an annual salary of $225,000 for the twelve months ended March 1, 1999, and $250,000 for the twelve months ended March 1, 2000. Mr. Golden's employment agreement was terminated on June 10, 1999, and he is no longer employed by the Company.

Stock Performance Graph

     The following line graph compares from February 1, 1995 to January 31, 2000, the cumulative total return among the Company, companies comprising the NASDAQ Market Index, and the stock of a Peer group assuming reinvestment of all dividends, if any, paid on such securities. The Company has not paid any cash dividends and, therefore, the cumulative total return calculation for the Company is based solely upon stock price appreciation and not upon reinvestment of cash dividends. The Peer Group consists of K. Swiss, Inc. Penobscot Shoe Company, Stride Rite Corporation and Track N' Trail, Inc. which is based upon companies classified under the Footwear, except Rubber, Standard Industrial Classification number. Historic stock price is not necessarily indicative of future stock price performance.

                     [STOCK PERFORMANCE GRAPH APPEARS HERE]


                     Compensation of Cumulative Total Return
             Candie's Inc., Nasdaq Market Index and Peer Group Index
                      (Performance Results Through 1/31/00)

                               ------------------------------FISCAL YEAR ENDING-----------------------------------

COMPANY/INDEX/MARKET           1/31/1995       1/31/1996    1/31/1997      1/30/1998     1/29/1999       1/31/2000
Candie's, Inc.                   100.00         200.00        461.11         438.89        305.56          88.89
SIC Code Index                   100.00         104.80        153.84         152.72        143.92          89.20
NASDAQ Market Index              100.00         140.02        184.26         217.04        338.74         506.71

Report on Executive Compensation

     During Fiscal 2000, the Company did not have a compensation committee of its Board of Directors or other equivalent committee of the Board of Directors performing equivalent functions. Compensation of the Company's executive officers for Fiscal 2000 was determined by the Company's Board of Directors based upon recommendation by Neil Cole. There is no formal compensation policy of the Company's executive officers.

     During Fiscal 2000, the Company did not have a stock option committee. Grants of stock options made under the 1989 Plan and the 1997 Plan were made by the Company's Board of Directors.

     Total compensation for executive officers of the Company consists of a combination of salaries, bonuses when applicable, and stock option awards. The base salary of the executive officers are fixed annually pursuant to the terms of their respective employment agreements with the Company. Bonus compensation for Messrs. Cole, Needham, O'Shaughnessy, Marcinowski, and Golden and Ms. Sorell Stehr were also governed by the terms of their respective employment agreements and were based upon the Company's financial performance. Messrs. Cole, Needham, O'Shaughnessy, Marcinowski and Golden did not receive any bonus compensation for Fiscal 2000.

     Stock option awards are intended to attract and retain senior management personnel by offering them an opportunity to receive additional compensation based upon the performance of the Company's Common Stock. No stock options were granted to the executive officers of Candie's during Fiscal 2000, except for options set forth herein. See table - Option Grants in Fiscal 2000 above.

     During Fiscal 2000, Candie's had a net loss of $25,176,000 on revenues of approximately $90,696,000, compared to a net loss of approximately $641,000 on revenues of approximately $114,696,000 during Fiscal 1999.

                                    Neil Cole
                                  Barry Emanuel
                                   Mark Tucker
                                 Steven Mendelow
                                   Peter Siris

                          VOTING SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information as of the Record Date, based on information obtained from the persons named below, with respect to the beneficial ownership of shares of Common Stock by (i) each person known by the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock; (ii) each of the Named Executives; (iii) each of the Company's directors; and (iv) all executive officers and directors as a group:

Name and Address of                                           Amount and Nature                  Percentage
Beneficial Owner(1)                                             of Beneficial                   of Beneficial
-------------------                                              Ownership(2)                     Ownership
                                                              -----------------                 --------------
Neil Cole                                                        3,051,353(3)                        15.0%
Claudio Trust dated February 2, 1990                             1,886,597                           10.5
2925 Mountain Maple Lane
Jackson, WY 83001
Michael Caruso                                                   1,986,597(4)                        11.0
Mark Tucker                                                        870,000(5)                         4.8
Lawrence O'Shaughnessy                                             779,908(6)                         4.2
Barry Emanuel                                                       85,125(7)                           *
Steven Mendelow                                                    126,125(8)                           *
Richard Danderline                                                  25,000(9)                           *
Deborah Sorell Stehr                                                25,000(9)                           *
John M. Needham                                                         --                             --
Peter Siris                                                         22,000(10)                          *
Frank Marcinowski(11)                                                   --                             --
David Golden(12)                                                        --                             --
All executive officers and directors as a group                  4,204,603(3)(5)(7)(8)               20.5
(eight persons)                                                         (9)(10)

----------

*    Less than 1%

(1) Unless otherwise indicated, each beneficial owner has an address at 400 Columbus Avenue, Valhalla, New York 10595-1335.

(2) A person is deemed to have beneficial ownership of securities that can be acquired by such person within 60 days of the Record Date upon exercise of warrants or options. Consequently, each beneficial owner's percentage ownership is determined by assuming that warrants or options held by such person (but not those held by any other person) and which are exercisable within 60 days from the Record Date have been exercised. Unless otherwise noted, the Company believes that all persons referred to in the table have sole voting and investment power with respect to all shares of Common Stock reflected as beneficially owned by them. The aforementioned percentages are based upon there being 18,028,602 shares of the Company's Common Stock issued and outstanding as of the Record Date.

(3) Includes 2,256,291 shares of Common Stock issuable upon exercise of options owned by Neil Cole. Also includes 72,978 shares held by a charitable foundation, of which Mr. Cole and his wife are co-trustees. Mr. Cole disclaims beneficial ownership of the shares held by such charitable foundation.

(4) Represents shares held by Claudio Trust dated February 2, 1990, of which Mr. Caruso is the trustee and includes 100,000 shares of Common Stock issuable upon exercise of options owned by Michael Caruso.

(5) Includes 35,000 shares of Common Stock issuable upon exercise of options, and 825,000 shares held by Redwood, which shares were issued pursuant to an agreement between the Company and Redwood pertaining to the settlement of certain indebtedness of the Company to Redwood, with which Mr. Tucker is affiliated.

(6) Includes 636,758 shares of Common Stock issuable upon exercise of options. Also includes 51,566 shares of Common Stock owned by Mr. O'Shaughnessy's children.

(7)  Includes 70,125 shares of Common Stock issuable upon exercise of options.

(8) Includes 60,750 shares of Common Stock owned by C&P Associates, of which Mr. Mendelow and his wife are affiliated.

(9)  Represents shares of Common Stock issuable upon exercise of options.

(10) Represents 20,000 shares of Common Stock issuable upon exercise of options and 2,000 shares of Common Stock owned by Mr. Siris' minor daughter.

(11) Mr. Marcinowski's employment with the Company terminated on or about January 21, 2000.

(12) Mr. Golden's employment with the Company terminated on or about June 10, 1999.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     For Fiscal 2000, Redwood, as buying agent for the Company, initiated the manufacture of approximately 74% of the Company's total footwear purchases. At June 30, 2000, the Company had placed approximately $9.5 million of open purchase commitments with Redwood. In Fiscal 2000 and Fiscal 1999, the Company purchased approximately $38 million and $68 million, respectively, of footwear products through Redwood. At January 31, 2000 and 1999, the payable to Redwood totaled approximately $1,286,000 and $943,000, respectively.

                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     BDO Seidman, LLP has audited and reported upon the financial statements of the Company for Fiscal 2000. The Board of Directors has re-appointed BDO Seidman, LLP as the Company's independent accountants for the Company's fiscal year ending January 31, 2001. A representative of BDO Seidman, LLP is expected to be present at the Annual Meeting with the opportunity to make a statement if he or she desires to do so and is expected to be available to respond to appropriate questions.

                  STOCKHOLDER PROPOSALS FOR 2001 ANNUAL MEETING

     Stockholders who wish to present proposals appropriate for consideration at the Company's annual meeting of stockholders to be held in the year 2001 must submit the proposal in proper form to the Company at its address set forth on the first page of this proxy statement and in accordance with applicable regulations of the SEC not later than March 19, 2001 in order for the proposition to be considered for inclusion in the Company's proxy statement and form of proxy relating to such annual meeting. Any such proposals, as well as any questions related thereto, should be directed to the Secretary of the Company.

     After the March 19, 2001 deadline, a stockholder may present a proposal at the Company's 2001 annual meeting if it is submitted to the Company's Secretary at the address set forth above no later than June 4, 2001. If timely submitted, in proper form, the stockholder may present the proposal at the 2001 annual meeting, but the Company is not obligated to include the matter in its proxy statement.

                                OTHER INFORMATION


     Proxies for the Annual Meeting will be solicited by mail and through brokerage institutions and all expenses involved, including printing and postage, will be paid by the Company.

     A COPY OF THE COMPANY'S ANNUAL REPORT FOR THE FISCAL YEAR ENDED JANUARY 31, 2000 ON FORM 10-K, TOGETHER WITH ALL AMENDMENTS, THERETO IS BEING FURNISHED HEREWITH TO EACH STOCKHOLDER OF RECORD AS OF THE CLOSE OF BUSINESS ON JUNE 30, 2000. ADDITIONAL COPIES OF SUCH ANNUAL REPORT WILL BE PROVIDED FOR A NOMINAL CHARGE UPON WRITTEN REQUEST TO:

                                 CANDIE'S, INC.
                               400 COLUMBUS AVENUE
                          VALHALLA, NEW YORK 10595-1335
                        ATTENTION: MS. ALLISON C. MALKIN

     The Board of Directors is aware of no other matters, except for those incident to the conduct of the Annual Meeting, that are to be presented to stockholders for formal action at the Annual Meeting. If, however, any other matters properly come before the Annual Meeting or any adjournments thereof, it is the intention of the persons named in the proxy to vote the proxy in accordance with their judgment.


                                                 By order of the Board of
                                                   Directors,


                                                 Neil Cole,
                                                 Chairman of the Board,
                                                   President and Chief Executive
                                                       Officer

July 18, 2000

                                 CANDIE'S, INC.
                               400 Columbus Avenue
                          Valhalla, New York 10595-1335

      PROXY FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD AUGUST 18, 2000.
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


     The undersigned hereby appoints NEIL COLE and DEBORAH SORELL STEHR, and each of them, Proxies, with full power of substitution in each of them, in the name, place and stead of the undersigned, to vote at the Annual Meeting of Stockholders of Candie's, Inc. (the "Company") on Friday, August 18, 2000, at the offices of the Company, 400 Columbus Avenue, Valhalla, New York 10595-1335 or at any adjournment or adjournments thereof, according to the number of votes that the undersigned would be entitled to vote if personally present, upon the following matters:

1.   ELECTION OF DIRECTORS:

     |_|  FOR all nominees listed below              |_|  WITHHOLD AUTHORITY
          (except as marked to the contrary below).       to vote for all
                                                          nominees listed below.

     Neil Cole, Barry Emanuel, Mark Tucker, Steven Mendelow and Peter Siris


(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space below.)

--------------------------------------------------------------------------------
                                    (Continued and to be signed on reverse side)

2.   Approval of the 2000 Stock Option Plan.

     |_|  FOR                    |_|   AGAINST             |_|   ABSTAIN

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN ABOVE. IF NO INSTRUCTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR THOSE NOMINEES AND THE PROPOSALS LISTED ABOVE.


DATED: __________________, 2000

                                        Please sign exactly as name appears
                                        hereon. When shares are held by joint
                                        tenants, both should sign. When signing
                                        as attorney, executor, administrator,
                                        trustee or guardian, please give full
                                        title as such. If a corporation, please
                                        sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.


                                        ----------------------------------------
                                                        Signature

                                        ----------------------------------------
                                                  Signature if held jointly


Please mark, sign, date and return this proxy card promptly using the enclosed envelope.

                                                                       EXHIBIT A

                             2000 STOCK OPTION PLAN
                                       OF
                                 CANDIE'S, INC.

1.   Purpose

     Candie's, Inc. (the "Company") desires to attract and retain the best available talent and encourage the highest level of performance in order to continue to serve the best interests of the Company, and its shareholder(s). By affording key personnel the opportunity to acquire proprietary interests in the Company and by providing them incentives to put forth maximum efforts for the success of the business, the 2000 Stock Option Plan of Candie's, Inc. (the "2000 Plan") is expected to contribute to the attainment of those objectives.

     The word "Subsidiary" or "Subsidiaries" as used herein, shall mean any corporation, fifty percent or more of the voting stock of which is owned by the Company.

2.   Scope and Duration

     Options under the 2000 Plan may be granted in the form of incentive stock options ("Incentive Options") as provided in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or in the form of nonqualified stock options ("Non-Qualified Options"). (Unless otherwise indicated, references in the 2000 Plan to "options" include Incentive Options and Non-Qualified Options.) The maximum aggregate number of shares as to which options may be granted from time to time under the 2000 Plan is 2,000,000 shares of the Common Stock of the Company ("Common Stock"), which shares may be, in whole or in part, authorized but unissued shares or shares reacquired by the Company. The maximum number of shares with respect to which options may be granted to any employee during the term of the 2000 Plan is 1,500,000. If an option shall expire, terminate or be surrendered for cancellation for any reason without having been exercised in full, the shares represented by the option or portion thereof not so exercised shall (unless the 2000 Plan shall have been terminated) become available for subsequent option grants under the 2000 Plan. As provided in Paragraph 13 hereof, the 2000 Plan shall become effective on July 18, 2000, and unless terminated sooner pursuant to Paragraph 14 hereof, the 2000 Plan shall terminate on July 17, 2010, and no option shall be granted hereunder after that date.

3.   Administration

     The 2000 Plan shall be administered by the Board of Directors of the Company, or, at their discretion, by a committee which is appointed by the Board of Directors to perform such function (the "Committee"). The Committee shall consist solely of at least two members of the Board of Directors, each of whom shall serve at the pleasure of the Board of Directors and shall be a "Non-Employee Director" as defined in Rule l6b-3 pursuant to the Securities Exchange Act of 1934 (the "Act"). Vacancies occurring in the membership of the Committee shall be filled by appointment by the Board of Directors.

     The Board of Directors or the Committee, as the case may be, shall have plenary authority in its sole discretion, subject to and not inconsistent with the express provisions of the 2000 Plan, to grant options, to determine the purchase price of the Common Stock covered by each option, the term of each option, the persons to whom, and the time or times at which, options shall be granted and the number of shares to be covered by each option; to designate options as Incentive Options or Non-Qualified Options; to interpret the 2000 Plan; to prescribe, amend and rescind rules and regulations relating to the 2000 Plan; to determine the terms and provisions of the option agreements (which need not be identical) entered into in connection with options under the 2000 Plan; and to make all other determinations deemed necessary or advisable for the administration of the 2000 Plan. The Board of Directors or the Committee, as the case may be, may delegate to one or more of its members or to one or more agents such administrative duties as it may deem advisable, and the Board of Directors or the Committee, as the case may be, or any person to whom it has delegated duties as aforesaid may employ or engage one or more persons to render advice with respect to any responsibility the Board of Directors or the Committee, as the case may be, or such person may have under the 2000 Plan.

4.   Eligibility; Factors to be Considered in Granting Options

     Incentive Options shall be limited to persons who are employees of the Company or its present and future Subsidiaries and at the date of grant of any option are in the employ of the Company or its present and future Subsidiaries. In determining the employees to whom Incentive Options shall be granted and the number of shares to be covered by each Incentive Option, the Board of Directors or the Committee, as the case may be, shall take into account the nature of employees' duties, their present and potential contributions to the success of the Company and such other factors as it shall deem relevant in connection with accomplishing the purposes of the 2000 Plan. An employee who has been granted an option or options under the 2000 Plan may be granted an additional option or options, subject, in the case of Incentive Options, to such limitations as may be imposed by the Code on such options. Except as provided below, a Non-Qualified Option may be granted to any person, including, but not limited to, employees, independent agents, consultants and attorneys, who the Board of Directors or the Committee, as the case may be, believes has contributed, or will contribute, to the success of the Company.

5.   Option Price

     The purchase price of the Common Stock covered by each option shall be determined by the Board of Directors or the Committee, as the case may be, and shall not be less than 100% of the Fair Market Value (as defined in Paragraph 15 hereof) of a share of the Common Stock on the date on which the option is granted. Such price shall be subject to adjustment as provided in Paragraph 12 hereof. The Board of Directors or the Committee, as the case may be, shall determine the date on which an option is granted; in the absence of such a determination, the date on which the Board of Directors or the Committee, as the case may be, adopts a resolution granting an option shall be considered the date on which such option is granted.

6.   Term of Options

     The term of each option shall be not more than 10 years from the date of grant, as the Board of Directors or the Committee, as the case may be, shall determine, subject to earlier termination as provided in Paragraphs 10 and 11 hereof.

7.   Exercise of Options

     (a) Subject to the provisions of the 2000 Plan and unless otherwise provided in the option agreement, options granted under the 2000 Plan shall become exercisable as determined by the Board of Directors or Committee. In its sole discretion, the Board of Directors or the Committee, as the case may be, may, in any case or cases, prescribe that options granted under the 2000 Plan become exercisable in installments or provide that an option may be exercisable in full immediately upon the date of its grant. The Board of Directors or the

Committee, as the case may be, may, in its sole discretion, also provide that an option granted pursuant to the 2000 Plan shall immediately become exercisable in full upon the happening of any of the following events: (i) a "change in control" of the Company as hereafter defined; (ii) with respect to an employee, on his 65th birthday; or (iii) with respect to an employee, on the employee's involuntary termination from employment, except as provided in Paragraph 10 hereof. In the event of a question or controversy as to whether or not any of the events hereinabove described has taken place, a determination by the Board of Directors or the Committee, as the case may be, that such event has or has not occurred shall be conclusive and binding upon the Company and participants in the 2000 Plan.

     (b) For purposes of the 2000 Plan, a "change in control of the Company" shall be deemed to occur, unless previously consented to in writing by the optionee or any person entitled to act under Paragraph 11 hereof, upon (i) the actual acquisition or the execution of an agreement to acquire 15% or more of the voting securities of the Company by any person or entity not affiliated with the optionee, or any person entitled to act under Paragraph 11 hereof (other than pursuant to a bona fide underwriting agreement relating to a public distribution of securities of the Company), (ii) the commencement of a tender or exchange offer for more than 15% of the voting securities of the Company by any person or entity not affiliated with the grantee, or any persons entitled to act under Paragraph 11 hereof, (iii) the commencement of a proxy contest against the management for the election of a majority of the Board of Directors of the Company if the group conducting the proxy contest owns, has or gains the power to vote at least 15% of the voting securities of the Company, (iv) a vote by the Board of Directors to merge, consolidate, sell all or substantially all of the assets of the Company to any person or entity not affiliated with the grantee, or any persons entitled to act under Paragraph 11 hereof, or (v) the election of directors constituting a majority of the Board of Directors who have not been nominated or approved by the Company; provided, however, for purposes of the 2000 Plan, it shall not be deemed a change in control of the Company if such person or entity acquires 15% or more of the voting securities of the Company
(A) as a result of a combination of the Company or a wholly-owned subsidiary of Company with another entity owned or controlled by such persons or entity (whether effected by a merger, sale of assets or exchange of stock or otherwise) (the "Combination") and (B) after completion of the Combination and for a continuous period of not less than twelve (12) months thereafter (I) executive officers of the Company (as designated in the Company's most recent Annual Report on Form 10-K or its most recent Proxy Statement filed with the Securities and Exchange Commission with respect to its Annual Meeting of Stockholders) immediately prior to the Combination constitute not less than 50% of the executive officers of the Company after the Combination or (II) the members of the Board of Directors of Company immediately prior to the Combination constitute not less than 50% of the membership of the Board of Directors of the Company after the Combination. For purposes of calculating the executive officers of the Company after the Combination, those executive officers who are terminated by the Company for cause or who terminate their employment without good reason, as determined by the Board of Directors or Committee shall be excluded from the calculation entirely.

     (c) Any option at any time granted under the 2000 Plan may contain a provision to the effect that the optionee (or any persons entitled to act under Paragraph 11 hereof) may, at any time at which Fair Market Value is in excess of the exercise price and prior to exercising the option, in whole or in part, request that the Company purchase all or any portion of the option as shall then be exercisable at a price equal to the difference between (i) an amount equal to the option price multiplied by the number of shares subject to that portion of the option in respect of which such request shall be made and (ii) an amount equal to such number of shares multiplied by the fair market value of the Company's Common Stock (within the meaning of Section 422 of the Code and the treasury regulations promulgated thereunder) on the date of purchase. The Company shall have no obligation to make any purchase pursuant to such request, but if it elects to do so, such portion of the option as to which the request is made shall be surrendered to the Company. The purchase price for the portion of the option to be so surrendered shall be paid by the Company, less any applicable withholding tax obligations imposed upon the Company by reason of the purchase, at the election of the Board of Directors or the Committee, as the case may be, either in cash or in shares of Common Stock (valued as of the date and in the manner provided in clause (ii) above), or in any combination of cash and Common Stock, which may consist, in whole or in part, of shares of authorized but unissued Common Stock or shares of Common Stock held in the Company's treasury. No fractional share of Common Stock shall be issued or transferred and any fractional share shall be disregarded. Shares covered by that portion of any option purchased by the Company pursuant hereto and surrendered to the Company shall not be available for the granting of further options under the 2000 Plan. All determinations to be made by the Company hereunder shall be made by the Board of Directors or the Committee, as the case may be.

     (d) An option may be exercised, at any time or from time to time (subject, in the case of Incentive Options, to such restrictions as may be imposed by the
Code), as to any or all full shares as to which the option has become exercisable until the expiration of the period set forth in Paragraph 6 hereof, by the delivery to the Company, at its principal place of business, of (i) written notice of exercise in the form specified by the Board of Directors or the Committee, as the case may be, specifying the number of shares of Common Stock with respect to which the option is being exercised and signed by the person exercising the option as provided herein, (ii) payment of the purchase price; and (iii) in the case of Non-Qualified Options, payment in cash of all withholding tax obligations imposed on the Company by reason of the exercise of the option. Upon acceptance of such notice, receipt of payment in full, and receipt of payment of all withholding tax obligations, the Company shall cause to be issued a certificate representing the shares of Common Stock purchased. In the event the person exercising the option delivers the items specified in (i) and (ii) of this Subsection (d), but not the item specified in (iii) hereof, if applicable, the option shall still be considered exercised upon acceptance by the Company for the full number of shares of Common Stock specified in the notice of exercise but the actual number of shares issued shall be reduced by the smallest number of whole shares of Common Stock which, when multiplied by the Fair Market Value of the Common Stock as of the date the option is exercised, is sufficient to satisfy the required amount of withholding tax.

     (e) The purchase price of the shares as to which an option is exercised shall be paid in full at the time of exercise. Payment shall be made in cash, which may be paid by check or other instrument acceptable to the Company; in addition, subject to compliance with applicable laws and regulations and such conditions as the Board of Directors or the Committee, as the case may be, may impose, the Board of Directors or the Committee, as the case may be, in its sole discretion, may on a case-by-case basis elect to accept payment in shares of Common Stock of the Company which are already owned by the option holder, valued at the Fair Market Value thereof (as defined in Paragraph 15 hereof) on the date of exercise;

provided, however, that with respect to Incentive Options, no such discretion may be exercised unless the option agreement permits the payment of the purchase price in that manner.

     (f) Except as provided in Paragraphs 10 and 11 hereof, no option granted to an employee may be exercised at any time by such employee unless such employee is then an employee of the Company or a Subsidiary.

8.   Incentive Options

     (a) With respect to Incentive Options granted, the aggregate Fair Market Value (determined in accordance with the provisions of Paragraph 15 hereof at the time the Incentive Option is granted) of the Common Stock or any other stock of the Company or its current or future Subsidiaries with respect to which incentive stock options, as defined in Section 422 of the Code, are exercisable for the first time by any employee during any calendar year (under all incentive stock option plans of the Company and its parent and subsidiary corporation's, as those terms are defined in Section 424 of the Code) shall not exceed $100,000.

     (b) No Incentive Option may be awarded to any employee who immediately prior to the date of the granting of such Incentive Option owns more than 10% of the combined voting power of all classes of stock of the Company or any of its Subsidiaries unless the exercise price under the Incentive Option is at least 110% of the Fair Market Value of the Common Stock on the date of grant and the option expires within 5 years from the date of grant.

     (c) In the event of amendments to the Code or applicable regulations relating to Incentive Options subsequent to the date hereof, the Company may amend the provisions of the 2000 Plan, and the Company and the employees holding options may agree to amend outstanding option agreements, to conform to such amendments.

9.   Non-Transferability of Options

     Except as may be otherwise provided in the option agreements with respect to a Non-Qualified Option, options granted under the 2000 Plan shall not be transferable otherwise than by will or the laws of descent and distribution, and options may be exercised during the lifetime of the optionee only by the optionee. No transfer of an option by the optionee by will or by the laws of descent and distribution shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and a copy of the will and such other evidence as the Company may deem necessary to establish the validity of the transfer and the acceptance by the transferor or transferees of the terms and conditions of such option.

10.  Termination of Employment

     In the event that the employment of an employee to whom an option has been granted under the 2000 Plan shall be terminated (except as set forth in Paragraph 11 hereof), such option may be, subject to the provisions of the 2000 Plan, exercised (to the extent that the employee was entitled to do so at the termination of his employment) at any time within three (3) months after such termination, but not later than the date on which the option terminates; provided, however, that any option which is held by an employee whose employment is terminated for cause or voluntarily without the consent of the Company shall, to the extent not theretofore exercised, automatically terminate as of the date of termination of employment. As used herein, "cause" shall mean conduct amounting to fraud, dishonesty, negligence, or engaging in competition or solicitations in competition with the Company and breaches of any applicable employment agreement between the Company and the optionee. Options granted to employees under the 2000 Plan shall not be affected by any change of duties or position so long as the holder continues to be a regular employee of the Company or any of its current or future Subsidiaries. Any option agreement or any rules and regulations relating to the 2000 Plan may contain such provisions as the Board of Directors or the Committee, as the case may be, shall approve with reference to the determination of the date employment terminates and the effect of leaves of absence.

11.  Death or Disability of Employee

     If an employee to whom an option has been granted under the 2000 Plan shall die while employed by the Company or a Subsidiary or within three (3) months after the termination of such employment (other than termination for cause or voluntary termination without the consent of the Company), such option may be exercised, to the extent exercisable by the employee on the date of death, by a legatee or legatees of the employee under the employee's last will, or by the employee's personal representative or distributees, at any time within one year after the date of the employee's death, but not later than the date on which the option terminates. In the event that the employment of an employee to whom an option has been granted under the 2000 Plan shall be terminated as the result of a disability, such option may be exercised, to the extent exercisable by the employee on the date of such termination, at any time within one year after the date of such termination, but not later than the date on which the option terminates.

12.  Adjustments Upon Changes in Capitalization, Etc.

     Notwithstanding any other provision of the 2000 Plan, the Board of Directors or the Committee, as the case may be, may, at any time, make or provide for such adjustments to the 2000 Plan, to the number and class of shares issuable thereunder or to any outstanding options as it shall deem appropriate to prevent dilution or enlargement of rights, including adjustments in the event of changes in the outstanding Common Stock by reason of stock dividends, split-ups, recapitalizations, mergers, consolidations, combinations or exchanges of shares, separations, reorganizations, liquidations and the like. In the event of any offer to holders of Common Stock generally relating to the acquisition of their shares, the Board of Directors or the Committee, as the case may be, may make such adjustment as it deems equitable in respect of outstanding options and rights, including in its sole discretion revision of outstanding options and rights so that they may be exercisable for the consideration payable in the acquisition transaction. Any such determination by the Board of Directors or the Committee, as the case may be, shall be conclusive and binding upon the Company and the participants in the 2000 Plan. Any fractional shares resulting from such adjustments shall be eliminated.

13.  Effective Date

     The 2000 Plan shall become effective on July 18, 2000, the date of adoption by the Board of Directors of the Company, subject to approval by the stockholders of the Company on or before August 18, 2000.

14.  Termination and Amendment

     The Board of Directors of the Company may suspend, terminate, modify or amend the 2000 Plan, provided that any amendment that would increase the aggregate number of shares which may be issued under the 2000 Plan, materially increase the benefits accruing to participants under the 2000 Plan, or materially modify the requirements as to eligibility for participation in the 2000 Plan, shall be subject to the approval of the Company's shareholders, except that any such increase or modification that may result from adjustments authorized by Paragraph 12 hereof does not require such approval. No suspension, termination, modification or amendment of the 2000 Plan may, without the consent of the person to whom an option shall theretofore have been granted, affect the rights of such employee under such option.

15.  Miscellaneous

     As said term is used in the 2000 Plan, the "Fair Market Value" of a share of Common Stock on any day means: (a) if the principal market for the Common Stock is a national securities exchange or the National Association of Securities Dealers Automated Quotations System ("NASDAQ), the closing sales price of the Common Stock on such day as reported by such exchange or market system, or on a consolidated tape reflecting transactions on such exchange or market system, or (b) if the principal market for the Common Stock is not a national securities exchange and the Common Stock is not quoted on NASDAQ, the mean between the highest bid and lowest asked prices for the Common Stock on such day as reported by the National Quotation Bureau, Inc.; provided that if clauses (a) and (b) of this paragraph are both inapplicable, or if no trades have been made or no quotes are available for such day, the Fair Market Value of the Common Stock shall be determined by the Board of Directors or the Committee, as the case may be, and shall be conclusive as to the Fair Market Value of the Common Stock.

     The Board of Directors or the Committee, as the case may be, may require, as a condition to the exercise of any options granted under the 2000 Plan, that to the extent required at the time of exercise, (i) the shares of Common Stock reserved for purposes of the 2000 Plan shall be duly listed, upon official notice of issuance, upon stock exchange(s) on which the Common Stock is listed,
(ii) a Registration Statement under the Securities Act of 1933, as amended, with respect to such shares shall be effective, and/or (iii) the person exercising such option deliver to the Company such documents, agreements and investment and other representations as the Board of Directors or the Committee, as the case may be, shall determine to be in the best interests of the Company.

     During the term of the 2000 Plan, the Board of Directors or the Committee, as the case may be, in its sole discretion, may offer one or more option holders the opportunity to surrender any or all unexpired options for cancellation or replacement. If any options are so surrendered, the Board of Directors or the Committee, as the case may be, may then grant new Non-Qualified or Incentive Options to such holders for the same or different numbers of shares at higher or lower exercise prices than the surrendered options. Such new options may have a different term and shall be subject to the provisions of the 2000 Plan the same as any other option.

     Anything herein to the contrary notwithstanding, the Board of Directors or the Committee, as the case may be, may, in its sole discretion, impose more restrictive conditions on the exercise of an option granted pursuant to the 2000 Plan; however, any and all such conditions shall be specified in the option agreement limiting and defining such option.

     NOTHING IN THE 2000 PLAN OR IN ANY OPTION GRANTED PURSUANT TO THE 2000 PLAN SHALL CONFER UPON ANY EMPLOYEE ANY RIGHT TO CONTINUE IN THE EMPLOY OF THE COMPANY OR ANY OF ITS SUBSIDIARIES OR PARENT OR AFFILIATED COMPANIES OR INTERFERE IN ANY WAY WITH THE RIGHT OF THE COMPANY OR ANY SUCH SUBSIDIARY OR PARENT OR AFFILIATED COMPANIES TO TERMINATE SUCH EMPLOYMENT AT ANY TIME.

16.  Compliance with SEC Regulations.

     It is the Company's intent that the 2000 Plan comply in all respects with Rule 16b-3 of the Act and any regulations promulgated thereunder. If any provision of the 2000 Plan is later found not to be in compliance with said Rule, the provisions shall be deemed null and void.